Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES—OXLEY ACT OF 2002

I, Paul A. Bragg, certify that:

In connection with the Annual Report on Form 10-K/A (Amendment No. 1) of Vantage Drilling Company (the “Company”) for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul A Bragg, Chairman and Chief Executive Officer of the Company, hereby certify, pursuant to 11 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 30, 2009

Paul A. Bragg
Paul A. Bragg
Chairman and Chief Executive Officer